                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934.



         Date of report (Date of earliest event reported): June 19, 2000



                           Commission File No. 0-24833




                                FUTURELINK CORP.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                DELAWARE                                 95-4763404
--------------------------------------------------------------------------------
    (State or Other Jurisdiction of         (I.R.S. Employer Identification No.)
     Incorporation or Organization)


    100, 6 Morgan, Irvine, California                       92618
--------------------------------------------------------------------------------
 (Address of principal executive offices)                (ZIP Code)


                                 (949) 837-8252
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)



--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS

         On June 19, 2000, the Registrant completed its previously announced acquisition of Toronto-based Charon Systems Inc. ("Charon").

         We acquired Charon for total consideration of $21.4 million, consisting of approximately $0.7 million in cash, a note payable in the amount of $4.3 million which is due and payable the earlier of December 31, 2000, or the completion of a placement of equity securities by the Company in excess of $50.0 million, and exchangeable shares convertible into 2,199,973 shares of our common stock valued at $16.4 million. Charon was incorporated in Ontario, Canada in 1991 and was headquartered in Toronto, Canada. Charon was a leading server-based computing integrator using Citrix products in central and eastern Canada.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(C) EXHIBITS

    2.1 The Acquisition and Amalgamation Agreement dated June 16, 2000 between and among FutureLink Corp., FutureLink Distribution Corp. 3045207 Nova Scotia Company, 1423280 Ontario Inc., 1423281 Ontario Inc., Charon Systems Inc., Allan Sherk, Edward Mathewson, Joe Da Silva, Layne Harris, Jason Yetman, David Fung, Blair Collins, Arron Fu, Mark Palangio, Ho Wai Fung, Edward Chi Wai Fung, Malcolm Robins, Dataspec Telecom Multimedia Inc. and The Charon Employee Trust (the "Acquisition Agreement")

    99.1  News Release of the Registrant dated June 19, 2000.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

         FUTURELINK CORP.



By:  [signed: Kyle B.A. Scott]                           Date: June 30, 2000
     -------------------------------------
     Kyle B.A. Scott, Vice President

                                  EXHIBIT INDEX



Exhibit No.                             Description
-----------                             -----------
2.1 The Acquisition and Amalgamation Agreement dated June 16, 2000 between and among FutureLink Corp., FutureLink Distribution Corp. 3045207 Nova Scotia Company, 1423280 Ontario Inc., 1423281 Ontario Inc., Charon Systems Inc., Allan Sherk, Edward Mathewson, Joe Da Silva, Layne Harris, Jason Yetman, David Fung, Blair Collins, Arron Fu, Mark Palangio, Ho Wai Fung, Edward Chi Wai Fung, Malcolm Robins, Dataspec Telecom Multimedia Inc. and The Charon Employee Trust (the "Acquisition Agreement")

99.1        News Release of the Registrant dated June 19, 2000.